As filed with the Securities and Exchange Commission on January ^ 22, 1999

                                                      Registration No. 333-64475
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                         PRE-EFFECTIVE AMENDMENT NO. ^ 2

                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            First Star Bancorp, Inc.
          ------------------------------------------------------------
          (Exact name of Small Business Issuer as specified in charter)
      Pennsylvania                   6035                    23-2753108
----------------------------   -----------------        -------------------
(State or other jurisdiction   (Primary SIC No.)          (I.R.S. Employer
of incorporation or                                      Identification No.)
organization)
              418 West Broad Street, Bethlehem, Pennsylvania 18018
                                 (610) 691-2233
--------------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of principal executive offices and principal place of business)

                              Mr. Joseph T. Svetik
                                    President
                            First Star Bancorp, Inc.
              418 West Broad Street, Bethlehem, Pennsylvania 18018
                                 (610) 691-2233
             -------------------------------------------------------
            (Name, address and telephone number of agent for service)

                  Please send copies of all communications to:
                               John J. Spidi, Esq.
                            Gregory A. Gehlmann, Esq.
                      MALIZIA, SPIDI, SLOANE & FISCH, P.C.
           1301 K Street, N.W., Suite 700 East, Washington, D.C. 20005

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of                         Proposed         Proposed          Amount
Each Class of       Shares        Maximum     Maximum Aggregate       of
Securities           to be    Offering Price      Offering       Registration
To Be Registered  Registered     Per Unit         Price(1)          Fee(2)
--------------------------------------------------------------------------------
Common Stock,
$1.00 Par Value      65,730       $50.30         $3,306,250         $975.35
--------------------------------------------------------------------------------
(1)  Estimated solely for purposes of calculating the registration fee.
(2)  Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS


Item 26.          Recent Sales of Unregistered Securities.

                  Not Applicable

Item 27.          Exhibits:

                  The exhibits filed as part of this Registration Statement are as follows:

                    2 Merger Conversion Agreement dated August 14, 1998 between First Bancorp, Inc., First Star Savings Bank and Nesquehoning Savings Bank, including a Plan of Conversion of Nesquehoning Savings Bank*

                    3(i) Articles of Incorporation of First Star Bancorp, Inc.*

                    3(ii) Bylaws of First Star Bancorp, Inc.*

                    4    Specimen Stock Certificate of First Star Bancorp, Inc.*

                    5.1  Opinion  of  Malizia,   Spidi,  Sloane  &  Fisch,  P.C.
                         regarding legality of securities registered*

                    5.2 Opinion of ^ Feldman Financial Advisors, Inc. as to the value of subscription rights*

                    8.1 Federal Tax Opinion of Malizia, Spidi, Sloane & Fisch, P.C.

                  ^ 23.1 Consent of Malizia, Spidi, Sloane & Fisch, P.C.
                         (contained in its opinions filed as Exhibits 5.1
                          ^ and  ^ 8.1)

                    23.2 Consent of Deloitte & Touche, LLP*

                    23.3 Consent of Feldman Financial Advisors, Inc.*

                    24 Power of Attorney (reference is made to the signature page)*

                    27   Financial Data Schedule*^

                    99.1 Stock Order Form*

                    99.2 Marketing Materials*

                    99.3 Proxy Statement - Nesquehoning Savings Bank*


---------------------

          *    Previously filed.

          **   Electronic filing only.



Item 28. Undertakings


         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

               (ii) Reflect  in  the   prospectus  any  facts  or  events  which
                    individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii)Include any  additional or changed  material  information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Bethlehem, Pennsylvania, on January ^ 22, 1999.




                             FIRST STAR BANCORP, INC.



                             By:      /s/ Joseph T. Svetik
                                ---------------------------------------
                             Joseph T. Svetik
                             President and Director
                             (Duly Authorized Representative)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated as of January ^ 22, 1998.





/s/ Joseph T. Svetik                          /s/ Paul J. Sebastian
    ------------------------------------          ------------------------------
Joseph T. Svetik                              Paul J. Sebastian
President, Chief Executive Officer            Chairman of the Board and Director
and Director
(Principal Executive Officer)



/s/ Martin A. Marschang*                      /s/ Harold J. Suess*
    ------------------------------------          ------------------------------
Martin A. Marschang                           Harold J. Suess
Director                                      Director



/s/ Mark Parseghian, Jr.*
    ------------------------------------          ------------------------------
Mark Parseghian, Jr.                          Tighe J. Scott
Director                                      Director



/s/ Michael Styer
    ------------------------------------
Michael Styer
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)



------------------
*  Pursuant to power of attorney